EXHIBIT 99.1


                             GRANT PARK FUTURES FUND


                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     8/12/05

                        WEEKLY ROR               MTD ROR            YTD ROR
CLASS A UNITS              1.99%                  0.72%              -3.88%
CLASS B UNITS              1.98%                  0.69%              -4.44%

* Subject to independent verification

              WEEKLY COMMENTARY FOR THE WEEK ENDED AUGUST 12, 2005

The Grant Park Futures Fund reported gains for the previous weekly session. Positions in the energy and stock index sectors were responsible for the majority of profits. Losses came mainly from positions in the currency and fixed income sectors.

Long positions in the energy markets were profitable as the price of crude oil rallied $4.55 to close at $66.86 per barrel. Analysts said that prices were higher after a power outage shut-down a 190,000 barrel-a-day refinery in Tennessee. It was the latest in a spate of unplanned shutdowns that have affected roughly a dozen or so facilities around the U.S. over the past three weeks. Prices were also higher on worries of a possible showdown between the U.S. and Iran over Iran's decision to resume its uranium conversion program. Analysts said concerns that the situation could eventually lead to United Nations sanctions or a military confrontation were reason enough for investors to keep crude prices higher. Longs in unleaded gasoline gained as that market added 17.26 cents to settle at $2.0048 per gallon. Natural gas rose 88.8 cents to close at $9.588 per Btu while heating oil finished 17.43 cents higher at $1.9055 per gallon.

Stock markets around the globe shook off the normally bearish news regarding energy prices, with the majority of bourses posting gains for the week. Long positions in the Tokyo Nikkei gained ground as the index touched four-year highs early in the week. Higher oil prices were the catalyst for a rally in energy stocks as Nippon Oil, the country's largest refinery, gained 3.8% on Monday. The index was also higher on news that Japanese real gross domestic product showed yearly growth averaging 3.3% for the first half of this year, better than double the 1.3% average annual growth for the last five years. Long positions in the Hong Kong Hang Seng also gained ground when that index settled higher for the week. The German DAX, Paris CAC, London FTSE-100 and Spanish IBEX all closed higher than the previous week, benefiting long positions. The Australian SPI also closed firmer, adding to profits in the sector.

Short positions in the foreign currency markets lost ground as the U.S. dollar fell after the Federal Reserve's Open Market Committee raised short-term interest rates for the tenth consecutive time when they met on Tuesday. Analysts said that the dollar's weakness against many of its European counterparts came when it became apparent to investors that the Fed wasn't as concerned about inflation as was previously thought and, thus less inclined to implement further rate hikes, which is bearish news for the greenback. Shorts in the euro, British pound and Swiss franc all lost as the dollar traded lower against these currencies for the week. Losses


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450 o (800) 217-7955
                                                o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                               website: www.dearborncapital.com
                                              e-mail: funds@dearborncapital.com

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also came from short positions in the New Zealand dollar and longs in the U.S.
dollar index, which closed 112 points lower for the week.

Finally, short positions in the domestic fixed income markets posted losses for the session. The U.S. thirty-year bond rallied almost 2 full points (1-25/32s) for the week. The higher oil prices (which would normally be inflationary and therefore bearish for fixed income prices) actually contributed to the higher fixed income prices. The University of Michigan consumer sentiment survey released on Friday (92.7 versus an expectation of 96.0) showed that consumers may be concerned that higher energy costs might have a negative effect on the economy.






























              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450 o (800) 217-7955
                                                o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                               website: www.dearborncapital.com
                                              e-mail: funds@dearborncapital.com